Exhibit (1)(n)

Resolution of the Board of Directors of GE Life and Annuity Assurance Company authorizing additional Investment Subdivisions investing in shares of GE Premier Growth Equity Fund of GE Investments Funds, Inc.

                         UNANIMOUS WRITTEN CONSENT OF
                           THE BOARD OF DIRECTORS OF
                     GE LIFE AND ANNUITY ASSURANCE COMPANY

     The undersigned, being all of the members of the Board of Directors of GE Life and Annuity Assurance Company of Virginia, a Virginia corporation, in lieu of a meeting held for the purpose and pursuant to the provisions of Section 13.1-685 of the Code of Virginia do hereby approve the following resolutions:

     WHEREAS, The Board of Directors of the Company, pursuant to the Provisions of Section 38.2-3113 of the Code of Virginia, adopted resolutions establishing Life of Virginia Separate Account II ("Separate Account II") on August 21, 1986; and

     WHEREAS, The Board of Directors adopted resolutions changing the name of the company to GE Life and Annuity Assurance Company and the name of the separate account to GE Life & Annuity Separate Account II on January 1, 1999; and

     WHEREAS, The Company wishes to establish two additional investment subdivisions of Separate Account II which will invest in shares of the


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
       INVESTMENT SUBDIVISIONS:                TO BE INVESTED IN:

                                               GE INVESTMENTS FUNDS, INC.

       GEI Premier Growth Equity Fund          Premier Growth Equity Fund
       GEI Premier Growth Equity Fund -- B     Premier Growth Equity Fund

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     NOW, THEREFORE, BE IT RESOLVED, That the Executive Committee of the Board
of Directors of the Company does hereby establish and create additional investment subdivisions of the aforementioned separate account. The new investment subdivisions shall invest in shares of a single mutual fund portfolio as set forth below:

     FURTHER RESOLVED, That the President, or any Senior Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute whatever agreement or agreements may be necessary or appropriate to enable such investments to be made, and the Board of Directors hereby ratifies of any such officer in executing any such agreement prior to the date of these resolutions; and

     FURTHER RESOLVED, That the President or any Senior Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute and deliver such other documents and do such acts and things as each or any of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

     FURTHER RESOLVED, That these resolutions shall take effect as of May 1, 1999.



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
/s/ ROBERT D. CHINN                           /s/ RONALD V. DOLAN
----------------------------------------      ----------------------------------
ROBERT D. CHINN                               RONALD V. DOLAN

/s/ SELWYN L. FLOURNOY, JR.                   /s/ VICTOR C. MOSES
----------------------------------------      ----------------------------------
SELWYN L. FLOURNOY, JR.                       VICTOR C. MOSES

/s/ PAMELA S. SCHUTZ                          /s/ GEOFFREY S. STIFF
----------------------------------------      ----------------------------------
PAMELA S. SCHUTZ                              GEOFFREY S. STIFF

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